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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-82919-99) pertaining to the Alpha Microsystems 1998 Stock Option and Award Plan, (Form S-8, No. 333-20771-99), pertaining to the Alpha Microsystems 1993 Employee Stock Option Plan, as amended, and the 1996 Nonemployee Director Stock Compensation Plan, (Form S-8, No. 333-45008-99) pertaining to the Alpha Microsystems 1998 Stock Option and Award Plan, as amended, (Form S-8, No. 033-62411-99) pertaining to the Alpha Microsystems 1993 Employee Stock Option Plan and 1993 Directors' Stock Option Plan, of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of NQL Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ ERNST & YOUNG LLP


Orange County, California
March 30, 2001